Exhibit 99.2

THE PECK COMPANY HOLDINGS, INC. CLOSES $10.5 MILLION
REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET UNDER NASDAQ RULES

Establishing a solid foundation to execute the long-term growth plan

South Burlington, Vermont., Jan. 12, 2021 (BUSINESS NEWSWIRE) – The Peck Company Holdings, Inc. (Nasdaq: PECK) (Peck or the “Company”) today announced it has closed a registered direct offering of 840,000 shares of its common stock at a purchase price of $12.50. The gross proceeds of the offering are approximately $10,500,000 before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds for general corporate purposes, including, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities.

Jeffrey Peck, Chairman of the Board and CEO, commented, “We have been serving our customers for nearly 50 years, and entering the public market in 2019 was part of our long-term growth strategy.  We have grown revenue for our EPC business, established a green bond partnership to finance developmental projects to support our recurring revenue, and now we are about to re-brand as “iSun Energy” and launch innovative products in the electric vehicle and other markets. We have been disciplined in the management of our balance sheet and feel this opportunity will support our strategic initiatives while increasing overall shareholder value.”

A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 251154) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Peck
Headquartered in South Burlington, VT, The Peck Company Holdings, Inc. is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, the Company provides EPC services to solar energy customers for projects ranging in size from several kilowatts for residential properties to multi-megawatt systems for large commercial and utility scale projects. The Company has installed over 200 megawatts worth of solar systems since it started installing solar in 2012 and continues its focus on profitable growth opportunities. Please visit www.peckcompany.com for additional information.

Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.